ANNUAL STATEMENT OF COMPLIANCE

Bear Stearns Assets Backed Securities I Trust 2006-HE3

2006

The undersigned, an authorized officer of LaSalle Bank National Association (“LBNA”), hereby certifies as follows:

1. I have made, or caused to be made under my supervision, a review of the master servicing activities of LBNA during the preceding calendar year ending 2006, and its performance under the Pooling and Servicing Agreement dated March 1, 2006 (the “Agreement”) for Bear Stearns Asset-Backed Securities I Trust, Series 2006-HE3.

2. To the best of my knowledge, based on such review, LBNA has, without exception, fulfilled all of its obligations under the Agreement in all material respects throughout the preceding calendar year ending 2006.

In witness whereof, I the undersigned have executed this Annual Statement of Compliance on this 7th day of March, 2007.

LaSalle Bank National Association, as Master Servicer

By:     /s/ Andrew Leszczynski

Name: Andrew Leszczynski
Title: First Vice President

Addressees:

Bear Stearns Asset Backed Securities I LLC
383 Madison Avenue
New York, New York 10179
Attn: Chief Counsel
regabnotifications@bear.com

LaSalle Bank National Association, as Securities Administrator
135 South LaSalle Street, Suite 1625
Chicago, IL 60603
(312) 904-2344
Attn: GSTS - BSABS 2006-HE3